AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION ON NOVEMBER 25, 2002

                                                    REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ___________


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________

                              VICOM, INCORPORATED
            (Exact name of registration as specified in its charter)

           MINNESOTA                   4813                     41-1255001
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                JAMES L. MANDEL
                            CHIEF EXECUTIVE OFFICER
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ___________

                                   COPIES TO:
                              STEVEN M. BELL, ESQ.
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428
                                 (763) 504-3051

                                  ___________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this registration statement becomes effective.
                                  ___________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective date registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                  ___________


                                                   CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
  SECURITIES TO BE                       AMOUNT TO       OFFERING PRICE             AGGREGATE                    AMOUNT OF
    REGISTERED                        BE REGISTERED        PER SHARE(1)          OFFERING PRICE(1)            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock par value
 $0.01 per share                         300,000                  $1.05                    $315,000                     $83.16

Shares of Common Stock, par value
 $0.01  per share, underlying Warrants   300,000                  $1.05                    $315,000                     $83.16

-----------------------------------------------------------------------------------------------------------------------------------
Total                                    600,000                  $1.05                    $630,000                     $166.32

Estimated  solely  for the purpose of calculating the registration fee pursuant  to  Rule  457  under  the  Securities
Act  of  1933.
     Based  on  the  closing  price for the common stock on November 19, 2002 as reported  on  The  Nasdaq  SmallCap  Market.

===================================================================================================================================


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

 (Subject to Completion) THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




PROSPECTUS  ISSUED  NOVEMBER  25,  2002

                              VICOM, INCORPORATED
                                     600,000
                             Shares of Common Stock



     This Prospectus relates to the sale of up to 600,000 shares of our common stock by certain selling shareholders some of which shares have been purchased and others that may be purchased upon the exercise of common stock purchase warrants.

     We will receive proceeds upon any exercise of the warrants. See "Use of Proceeds" on page 7.

     Our common stock is traded on The Nasdaq SmallCap Market under the symbol "VICM." On November 19, 2002, the closing sales price of our common stock as reported by The Nasdaq SmallCap Market was $1.05 per share.

     The selling shareholders may offer the shares through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling shareholders may make sales directly to purchasers or through agents, dealers or underwriters.

                                  ___________

                 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
                    BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                                  ___________

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ___________

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 25, 2002.

                                TABLE OF CONTENTS



                                                         PAGE #
                                                         ------
I.     PROSPECTUS  SUMMARY                                 1

II.    OUR  COMPANY                                        1

III.   RISK  FACTORS                                       2

IV.    GOING  CONCERN                                      4

V.     USE  OF  PROCEEDS                                   4

VI.    SELLING  SHAREHOLDERS                               6

VII.   PLAN  OF  DISTRIBUTION                              6

VIII.  LEGAL  MATTERS                                      7

IX.    EXPERTS                                             7

X.     WHERE  YOU  CAN  FIND  MORE  INFORMATION            8

XI.    INCORPORATION OF CERTAIN INFORMATION BY REFERENCE   9

XII.   INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS   9

                               PROSPECTUS SUMMARY

     This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus and the documents we have referred you to in "Where You Can Find More Information" on page 8 for more information about Vicom and our financial statements. In this prospectus, references to "Vicom," "we," "us" "our" and "Company" refer to Vicom, Incorporated and its subsidiaries.

                                  OUR COMPANY

     Vicom, Incorporated (Vicom) is a Minnesota corporation formed in September 1975. Vicom is the parent corporation of two wholly-owned subsidiaries, Corporate Technologies, USA, Inc. (CTU), and MultiBand, Inc. (MultiBand).

     Vicom completed an initial public offering in June 1984. In November 1992, Vicom became a non-reporting company under the Securities Exchange Act of 1934. In July 2000, Vicom regained its reporting company status. In December, 2000, Vicom stock began trading on the NASDAQ stock exchange under the symbol VICM.

     Vicom's  website  is  located  at:  www.vicominc.net  .
                                         ----------------

     Vicom recently expanded its efforts to establish itself within the rapidly evolving telecommunications and computer industries. Effective December 31, 1998, Vicom acquired the assets of the Midwest region of Enstar Networking Corporation (ENC), a data cabling and networking company. In late 1999, in the context of a forward triangular merger, Vicom, to expand its range of computer products and related services, purchased the stock of Ekman, Inc. d/b/a Corporate Technologies, and merged Ekman, Inc. into the newly formed surviving corporation, Corporate Technologies, USA, Inc. (CTU). CTU provides voice, data and video systems and services to business and government. MultiBand, Inc. was incorporated in February 2000. MultiBand, Inc. provides voice, data and video services to multiple dwelling units (MDU's).

     As of September 30, 2002, CTU was providing telephone equipment and service to approximately 1,000 customers, with approximately 10,000 telephones in service. In addition, CTU provides computer products and services to approximately 3,000 customers. MultiBand, as of September 30, 2002, had approximately 850 customers. Telecommunications systems distributed by Vicom are intended to provide users with flexible, cost-effective alternatives as compared to systems available from major telephone companies, including those formerly comprising the Bell System and from other interconnect telephone companies.

     CTU provides a full range of voice, data and video communications systems and service, system integration, training and related communication sales and support activities for commercial, professional and institutional customers, most of which are located in Minnesota, North Dakota, and South Dakota. CTU purchases products and equipment from NEC America, Inc. (NEC), Siemens Enterprise Networks (Siemens), Cisco Systems, Inc. (Cisco), Nortel Networks Corp. (Nortel), Tadiran Telecom, Inc. (Tadiran), and other manufacturers of communications and electronic products and equipment. CTU uses these products to design telecommunications systems to fit its customers' specific needs and demands.

                                  RISK FACTORS

       Our operations and our securities are subject to a number of risks, including but not limited to those described below. If any of the following risks actually occur, the business, financial condition or operating results of Vicom and the trading price or value of our common stock could be materially adversely affected.

       GENERAL Although Vicom has been in the telecommunications industry continuously since 1975, the industry, due to the dual forces of changes in regulations and changes in technology, has been in an unsettled state for several years now. The forces producing these winds of change, however, can blow in contrary directions. They can capsize companies too slow or unimaginative to cope with rapidly changing developments; or they can propel to the forefront those companies that embrace opportunities created by change.

       Vicom, since 1998, has taken several significant steps to reinvent and reposition itself to take advantage of opportunities presented by a shifting economy and industry environment.

        Recognizing that voice, data and video technologies in the late twentieth century were beginning to systematically integrate as industry manufacturers were evolving technological standards from "closed" proprietary networking architectures to a more "open" flexible and integrated approach, Vicom, between 1998 and 2001, purchased three competitors which, in the aggregrate, possessed expertise in data networking, voice and data cabling and video distribution technologies.

        In early 2000, Vicom created its Multiband subsidiary, employing the aforementioned expertise, to provide communications and entertainment services (local dial tone, long distance, high-speed internet and expanded satellite television services) to residents in Multi-Dwelling-Unit properties (MDUs) on one billing platform. Although Multiband related revenues (installations and recurring subscriber fees) should account for less than 10% of overall Vicom revenues in 2002, Vicom expects Multiband related revenues to increase significantly in 2003 as a percentage of overall revenues. These revenues are expected to provide higher gross margins than the company's more traditional sales to commercial enterprises.

       The specific risk factors, as detailed below, should be analyzed in the context of the Company's anticipated Multiband related growth.

NET  LOSSES

     The Company had net losses of $3,278,757 for the nine months ended September 30, 2002; $5,325,552 for the fiscal year ended December 31, 2001, and $4,235,831 for the fiscal year ended December 31, 2000. Vicom may never be profitable.

     The prolonged effects of generating losses without additional funding may restrict our ability to pursue our business strategy. Unless our business plan is successful, an investment in our common stock may result in a complete loss of an investor's capital.

     If we cannot achieve profitability from operating activities, we may not be able to meet:

     -     our  capital  expenditure  objectives;

     -     our  debt  service  obligations;  or

     -     our  working  capital  needs.

DEPENDENCE  ON  ASSET-BASED  FINANCING

     Vicom currently depends on asset-based financing to purchase product, and we cannot guarantee that such financing will be available in the future. Furthermore, we need additional financing to support the anticipated growth of our MultiBand subsidiary. We cannot guarantee that we will be able to obtain this additional financing.

     However, the Company recently introduced a program where it can control capital expeditures by contracting MultiBand services and equipment through a landlord or third party investor owned equipment program. This program both significantly reduces any Company expenditures in a Multi-dwelling-unit installation and permits the Company to record revenues from the third party sale of said equipment. Of the last three MDU installations the Company has performed, it has sold the equipment in two.

GOODWILL

     In  June  2001,  the  Financial  Accounting  Standards Board (FASB) adopted
Statement of Financial Accounting Standards (SFAS) 142, "Goodwill and Other Intangible Assets" which changes the amortization rules on recorded goodwill from a monthly amortization to a periodic "impairment" analysis for fiscal years beginning after December 15, 2001. The Company evaluated the impact of this new Accounting standard and, with the use of an independent expert, determined there was no goodwill impairment as of September 30, 2002. However, the Company could, in the future, be subject to a determination that its goodwill is impaired. As of September 30, 2002, the Company had recorded goodwill of approximately 2.7 million dollars.

DEREGULATION

     Several regulatory and judicial proceedings have recently concluded, are underway or may soon be commenced that address issues affecting operations and those of our competitors, which may cause significant changes to our industry. We cannot predict the outcome of these developments, nor can we assure you that these changes will not have a material adverse effect on us. Historically, we have been a reseller of products and services, not a manufacturer or carrier requiring regulation of its activities. Pursuant to Minnesota statutes, our MultiBand activity is specifically exempt from the need to tariff our services in multiple dwelling units (MDUs). However, the Telecommunications Act of 1996 provides for significant deregulation of the telecommunications industry, including the local telecommunications and long-distance industries. This federal statute and the related regulations remain subject to judicial review and additional rule-makings of the Federal Communications Commission, making it difficult to predict what effect the legislation will have on us, our operations, and our competitors.

DEPENDENCE  ON  STRATEGIC  ALLIANCES

     Vicom has a distribution agreement with NEC, its main supplier of telecommunication products, which expires June 30, 2003. An interruption or substantial modification of Vicom's distribution relationship with NEC could have a material adverse effect on Vicom's business, operating results and financial condition.

     In addition, several suppliers, or potential suppliers of Vicom, such as McLeod, WorldCom, WS Net, XO Communications and others have filed for bankruptcy in recent years. While the financial distress of its suppliers or potential suppliers could have a material adverse effect on Vicom's business, Vicom believes that enough alternate suppliers exist to allow the Company to execute its business plans.

CHANGES  IN  TECHNOLOGY

     A portion of our projected future revenue is dependent on public acceptance of broadband, and expanded satellite television services. Acceptance of these services is partially dependent on the infrastructure of the internet and satellite television which is beyond Vicom's control. In addition, newer technologies, such as video-on-demand, are being developed which could have a material adverse effect on the Company's competitiveness in the marketplace if Vicom is unable to adopt or deploy such technologies.

ATTRACTION  AND  RETENTION  OF  EMPLOYEES

     Vicom's success depends on the continued employment of certain key personnel, including executive officers. If Vicom were unable to continue to attract and retain a sufficient number of qualified key personnel, its business, operating results and financial condition could be materially and adversely affected. In addition, Vicom's success depends on its ability to attract, develop, motivate and retain highly skilled and educated professionals with a wide variety of management, marketing, selling and technical capabilities. Competition for such personnel is intense and is expected to increase in the future.

BUSINESS  GROWTH  AND  SCALABILITY

     Vicom's Multiband subsisidary, as of October 31, 2002, was providing communications and entertainment services to nine MDUs located in Minnesota and North Dakota. Vicom needs to provide products and services to additional MDUs if it is to become profitable. Vicom may need to go beyond its current geographic territory to increase its MDU customers and attract additional financing.

     In expanding the provision of its services to MDUs in its current territories and beyond, Vicom needs to successfully overcome a number of the factors listed above such as, attracting the capital to finance expanded installations, obtained additional technical staff for installation and support in its present markets and beyond; and extending its key vendor relationships into other markets.

INTELLECTUAL  PROPERTY  RIGHTS

     Vicom relies on a combination of trade secret, copyright, and trademark laws, license agreements, and contractual arrangements with certain key employees to protect its proprietary rights and the proprietary rights of third parties from which Vicom licenses intellectual property. If it was determined that Vicom infringed the intellectual property rights of others, it could be required to pay substantial damages or stop selling products and services that contain the infringing intellectual property, which could have a material adverse effect on Vicom's business, financial condition and results of operations. Also, there can be no assurance that Vicom would be able to develop non-infringing technology or that it could obtain a license on commercially reasonable terms, or at all. Vicom's success depends in part on its ability to protect the proprietary and confidential aspects of its technology and the products and services it sells. There can be no assurance that the legal protections afforded to Vicom or the steps taken by Vicom will be adequate to prevent misappropriation of Vicom's intellectual property.

VARIABILITY  OF  QUARTERLY  OPERATING  RESULTS;  SEASONALITY

     Variations in Vicom's revenues and operating results occur from quarter to quarter as a result of a number of factors, including customer engagements commenced and completed during a quarter, the number of business days in a quarter, employee hiring and utilization rates, the ability of customers to terminate engagements without penalty, the size and scope of assignments and general economic conditions. Because a significant portion of Vicom's expenses are relatively fixed, a variation in the number of customer projects or the timing of the initiation or completion of projects could cause significant fluctuations in operating results from quarter to quarter. Further, Vicom has historically experienced a seasonal fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the third quarter of the fiscal year.

CERTAIN  ANTI-TAKEOVER  EFFECTS

     Vicom is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Vicom. These anti-takeover statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Vicom's securities, or the removal of incumbent management.

USE  OF  PROCEEDS  OF  EXERCISED  WARRANTS

     Vicom intends to use any proceeds from the exercise of the warrants for working capital and other general corporate purposes. If our management does not effectively use such proceeds, our stock price could decline.

VOLATILITY  OF  VICOM'S  COMMON  STOCK

     The trading price of our common stock has been and is likely to be volatile. The stock market has experienced extreme volatility, and this volatility has often been unrelated to the operating performance of particular companies. We cannot be sure that an active public market for our common stock will continue after this offering. Investors may not be able to sell the common stock at or above the price they paid for their common stock, or at all. Prices for the common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, changes in earnings estimates by industry research analysts, investors' perceptions of us and general economic, industry and market conditions.

FUTURE  SALES  OF  OUR  COMMON  STOCK  MAY  LOWER  OUR  STOCK  PRICE

     If our existing shareholders sell a large number of shares of our common stock, the market price of the common stock could decline significantly. The perception in the public market that our existing shareholders might sell shares of common stock could depress our market price.

                           FORWARD-LOOKING STATEMENTS

     This registration statement and related prospectus contains forward-looking statements within the meaning of federal securities law. Terminology such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," "predict," or other similar words, identify forward-looking statements. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the industries in which we operate, as well as the industries we service, and our business and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in "Risk Factors."

                                  GOING CONCERN

     Should the Company not be able to satisfactorily receive many of the items discussed previously under "Risk Factors", it may not be able to continue as a going concern.

     USE  OF  PROCEEDS

     We will receive proceeds from any exercise of warrants sold under this prospectus, those proceeds estimated to be $290,000, after payment of the offering expenses and assuming the warrants are exercised. We have agreed to pay all of the expenses related to this offering, estimated to be approximately $10,000.

     We expect to use the net proceeds from the exercise of the warrants primarily for acquisitions, working capital and other general corporate purposes, including expenditures for sales, marketing, fixed assets and inventory. No specific amount has been allocated to any particular purpose. Pending these uses, we intend to invest the net proceeds of this offering in investment grade, interest-bearing securities.

     DIVIDEND  POLICY

     We have never paid cash dividends on our common stock, nor do we have plans to do so in the foreseeable future. The declaration and payment of any cash dividends on our common stock in the future will be determined by our Board of Directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

     The holders of our Series A Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 8% per year, payable quarterly, and the holders of our Series B and Series C Cumulative Convertible Preferred Stock are entitled to receive cumulative dividends of 10% per year, payable monthly. The holders of our Series D Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 14% per year, payable quarterly. The holders of our Series E Cumulative Convertible Preferred Stock are entitled to receive a cumulative dividend of 15% per year, payable quarterly in kind.

                              SELLING SHAREHOLDERS


     This prospectus covers offers and sale of shares of our common stock by the selling shareholders, which shares may be purchased upon exercise of warrants.

     The table below lists the selling shareholders, shows the shares of common stock beneficially owned by each of the selling shareholders as of October 31, 2002, and the shares offered for resale by each of the selling shareholders. Beneficial ownership includes shares which the selling shareholders can acquire upon exercise of the warrants (all of which are currently exercisable) or of options exercisable currently or within 60 days after October 31, 2002. Our registration of these shares does not necessarily mean that any selling stockholder will sell all or any of their shares of common stock. The "Shares Beneficially Owned After Offering" columns in the table assume that all shares covered by this prospectus will be sold by the shareholders and that no additional shares of common stock are bought or sold by any selling shareholder. Except for the placement agent, or as noted in the footnotes, no selling stockholder has had, within the past three years, any position, office or other material relationships with us.

     The information provided in the table is from the selling shareholders, reports furnished to us under rules of the SEC, and our stock ownership records.

                                     Shares Beneficially                                 Shares Beneficially
                                         Owned Prior                     Shares              Owned After
                                       To Offering (1)                 To Be Sold           Offering (1)
                         --------------------------------------------  ----------           ------------
                                    Shares       Total
                                   Underlying    Number of
Beneficial Owner        Shares(2)   Warrants      Shares      Percent                      Number      Percent
------------------------------------------------------------------------------------------------------------------
Marlin Financial Group   300,000    300,000      600,000       4.5%     600,000               0          0
------------------------------------------------------------------------------------------------------------------

TOTAL                    300,000    300,000      600,000                600,000               0          0
------------------------------------------------------------------------------------------------------------------



                              PLAN OF DISTRIBUTION

     Vicom is registering the shares of common stock on behalf of the selling shareholders. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by Vicom. The sale of the shares may be effected by selling shareholders from time to time in one or more types of transactions, which may include block transactions, sales in the over-the-counter market or on a national securities market or quotation system, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of these methods of sales, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling shareholders.

     The selling shareholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, who may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling shareholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling shareholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended. Any commissions received by the broker/dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against various liabilities, including liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be

---------------------------
1    Each  person has sole voting and sole dispositive power with respect to all outstanding  shares,  except  as  noted.

2    Excludes  shares  underlying  warrants.

3 Based on an average of 12,882,073 shares outstanding at October 31, 2002, and 13,182,073 shares outstanding after the exercise of warrants. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person within 60 days upon the exercise of stock options and warrants (including the warrants).

subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

     Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if they meet the criteria and conform to the requirements of Rule 144. Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, as required, pursuant to Rule 424(b) under the Securities Act, disclosing:

     - the name of that selling shareholder and of the participating broker-dealer(s);

     -     the  number  of  shares  involved;

     -     the  initial  price  at  which  the  shares  were  sold;

     - the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

     - that the broker/dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     -     other  facts  material  to  the  transactions.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Under Section 302A.251 of the Minnesota statutes, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interest of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. Vicom's Articles of Incorporation provide for indemnification pursuant to Minnesota statutes. We also have directors' and officers' insurance in the amount of $1,000,000 per occurrence.

                                  LEGAL MATTERS

     The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Steven M. Bell, Esq. of New Hope, Minnesota.


                                    EXPERTS

     The consolidated financial statements and Schedule II of Vicom, Incorporated and Subsidiaries incorporated by reference in this prospectus for the year ended December 31, 2001 have been audited by Virchow, Krause & Company, LLP, and for the years ended December 31, 2000 and 1999 have been audited by Lurie Besikof Lapidus & Company, LLP independent certified public accountants, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of such firm as experts in accounting and auditing.

     WHERE  YOU  CAN  FIND  MORE  INFORMATION

     We will be filing annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under File No. 0-13529. You may read and copy any document in our public files at the SEC's offices at:

     -    Judiciary  Plaza
          450  Fifth  Street,  NW
          Room  1024
          Washington,  D.C.  20549

     -    500  West  Madison  Street
          Suite  1400
          Chicago,  Illinois  60606

     -    3475  Lenox,  N.E.
          Suite  1000
          Atlanta,  Georgia  30326


     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov, through the SEC's electronic data gathering analysis and retrieval system, EDGAR. Our common stock is traded on the NASDAQ Smallcap Market under the symbol "VICM." Information about us is also available from the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of that document.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, which we have filed with the Commission, are incorporated by reference in this Prospectus:

          - our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

          -    our  proxy statement for the 2001 Annual Meeting of Shareholders;

          - our quarterly reports on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002, as amended;

          - our Forms 8-K filed October 26, 2001 and 8-K/A filed November 5, 2001; and

          - the description of our common stock contained in our Registration Statement on Form 10.

     All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this Prospectus. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

     We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all documents that have been or may be incorporated by reference in the Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

                            9449 Science Center Drive
                           New Hope, Minnesota  55428
                         Telephone Number (763) 504-3000

                INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

     All statements contained in this Prospectus and the documents we incorporate be reference that are not statements of historical fact are "forward-looking statements". Sometimes these statements contain words like "believe", "belief", "plan", "anticipate", "expect", "estimate", "may", "will", or similar terms. Forward-looking statements involve known or unknown uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by the forward-looking statements. The "Risk Factors" section of this Prospectus, beginning on page 2, summarizes certain of the material risks and uncertainties that could cause our actual results, performance or achievements to differ materially from what we have said in this Prospectus and the documents we incorporate by reference. The Risk Factors apply to all of our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. We will not revise these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                                     VICOM,
                                  INCORPORATED




                         600,000 Shares of Common Stock





                                   PROSPECTUS





                                NOVEMBER 25, 2002

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth expenses and costs payable by the Registrant expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee.


                                                                       AMOUNT
                                                                       ------

Registration fee under Securities Act. . . . . . . . . . . . . .      $166.00
Selling Agent's commissions. . . . . . . . . . . . . . . . . . .        $0.00
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . .    $2,216.00
Accounting fees and expenses. . . . . . . . . . . . . . . . . . .   $4,410.00
Printing expenses . . . . . . . . . . . . . . . . . . . . . . . .   $2,000.00
Registrar and transfer agent fees. . . . . . . . . . . . . . . .        $0.00
Miscellaneous expenses. . . . . . . . . . . . . . . . . . . . .     $1,208.00

  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $10,000.00





ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Section 302A.521 of the Minnesota Statutes empowers a Minnesota corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     Article VII of the Registrant's Articles of Incorporation eliminates the liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty except for any breach of a director's duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, under Sections 302A.559 of the Minnesota Statutes (relating to illegal distributions) or Section 80A.23 of the Minnesota Statutes (relating to securities law violations), for any transaction from which the director derived an improper personal benefit; or for any act or omission occurring prior to May 22, 1987, which is the date that this provision in the Registrant's Articles became effective.

     The above discussion of Section 302A.521 and of the Registrant's Articles of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Articles of Incorporation. The Registrant has insurance in the amount of $1,000,000 per occurrence insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

     The following documents are filed as exhibits to this registration statement:


  EXHIBIT  NO.     DESCRIPTION
  ------------     -----------

2.1 Asset Purchase Agreement and related documents with Enstar Networking Corporation dated December 31, 1998(1)
2.2     Agreement and Plan of Merger with Ekman, Inc. dated December 29, 1999(1)
3.1     Amended  and  Restated  Articles  of  Incorporation  of  Vicom,  Inc.(1)
3.2     Restated  Bylaws  of  Vicom,  Incorporated(1)
3.3     Articles  of  Incorporation  of  Corporate  Technologies,  USA,  Inc.(1)
3.4     Bylaws  of  Corporate  Technologies,  USA,  Inc.(1)
4.1 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock dated December 9, 1998(1)
4.2     Form  of  Warrant  Agreement(1)
4.3     Warrant  Agreement  with  James  Mandel  dated  December  29,  1999(1)
4.4     Warrant  Agreement  with  Marvin  Frieman  dated  December  29,  1999(1)
4.5     Warrant  Agreement  with  Pierce  McNally  dated  December  29,  1999(1)
4.6     Warrant  Agreement  with  Enstar,  Inc.  dated  December  29,  1999(1)
4.7     Warrant  Agreement  with  David  Ekman  dated  December  29,  1999(1)
4.8     Certificate  of  Designation  of  the  Relative Rights, Restrictions and
        Preferences  of  10%  Class  C  Cumulative  Convertible  Stock(6)
5.1     Opinion  of  Steven  M.  Bell,  Esq.(6)
10.1    Vicom  Lease  with  Marbell  Realty  dated  June  20,  1996(1)
10.2    Employment  Agreement  with  Marvin  Frieman  dated  October 1, 1996(1)
10.3    Employment  Agreement  with  Steven  Bell  dated  October  1,  1996(1)
10.4    Employment  Agreement  with  James  Mandel  dated  August  14,  1998(1)
10.5    Vicom  Associate  Agreement  with  NEC America, Inc. dated June 1999(1)
10.6    Loan  Agreement  with  Wells  Fargo  dated  June  17,  1999(1)
10.7    Employment  Agreement  with  David  Ekman  dated  December  29, 1999(1)
10.8    Debenture Loan Agreement with Convergent Capital dated March 9, 2000(1)
10.9 Corporate Technologies, USA, Inc. lease with David Ekman dated January 19, 2000(1)
10.10   Amendment  dated  July  11,  2000  to  debenture  loan  agreement with
        Convergent  Capital  dated  March  9,  2000.(2)
10.11   Note  with  Pyramid  Trading,  L.P.  (4)
10.14   Employment  Agreement  of  Steven  M.  Bell  dated January, 1, 2002(5)
10.15   Employment  Agreement  of  James  Mandel  dated  January  1,  2002(5)
19.1    2000  Non-Employee  Director  Stock  Compensation  Plan  (3)
19.2    2000  Employee  Stock  Purchase  Plan  (3)
21.1    List  of  subsidiaries  of  the  registrant(1)
24.1 Power of Attorney (included on signature page of original registration statement)



(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q, filed May 15, 2002

(6)     Filed  herewith.

ITEM  17.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  that:

     (1) For purposes of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1993, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on November 25, 2002.

                            Vicom,  Incorporated
                            By:

                                                    Steven  M.  Bell
                                      President  and  Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in their capacities indicated as of November 25, 2002.


               SIGNATURE                       TITLE
               ---------                       -----

Steven.  M.  Bell          President,  Chief  Financial  Officer  and  Director
-----------------
/s/  Steven  M.  Bell      (Principal  Financial  and  Accounting  Officer)


James  L.  Mandel
-----------------
/s/  James  L.  Mandel     Chief  Executive  Officer  and  Director  (Principal
                           Executive  Officer)

Marvin  Frieman
---------------
/s/  Marvin  Frieman       Chairman  and  Director

Jonathan  Dodge
---------------
/s/  Jonathan  Dodge       Director


David  Ekman
------------
/s/  David  Ekman          Director


Donald  Miller
--------------
/s/  Donald  Miller        Director


David  Weiss
------------
/s/  David  Weiss          Director


Jon  Tollefson
--------------
/s/  Jon  Tollefson        Director






*By:

          Steven  M.  Bell
          Attorney-in-Fact

                                INDEX TO EXHIBITS

  EXHIBIT  NO.     DESCRIPTION
  ------------     -----------

2.1 Asset Purchase Agreement and related documents with Enstar Networking Corporation dated December 31, 1998(1)
2.2     Agreement and Plan of Merger with Ekman, Inc. dated December 29, 1999(1)
3.1     Amended  and  Restated  Articles  of  Incorporation  of  Vicom,  Inc.(1)
3.2     Restated  Bylaws  of  Vicom,  Incorporated(1)
3.3     Articles  of  Incorporation  of  Corporate  Technologies,  USA,  Inc.(1)
3.4     Bylaws  of  Corporate  Technologies,  USA,  Inc.(1)
4.1 Certificate of Designation of the Relative Rights, Restrictions and Preferences of 8% Class A Cumulative Convertible Preferred Stock and 10% Class B Cumulative Convertible Preferred Stock dated December 9, 1998(1)
4.2     Form  of  Warrant  Agreement(1)
4.3     Warrant  Agreement  with  James  Mandel  dated  December  29,  1999(1)
4.4     Warrant  Agreement  with  Marvin  Frieman  dated  December  29,  1999(1)
4.5     Warrant  Agreement  with  Pierce  McNally  dated  December  29,  1999(1)
4.6     Warrant  Agreement  with  Enstar,  Inc.  dated  December  29,  1999(1)
4.7     Warrant  Agreement  with  David  Ekman  dated  December  29,  1999(1)
4.8     Certificate  of  Designation  of  the  Relative Rights, Restrictions and
        Preferences  of  10%  Class  C  Cumulative  Convertible  Stock(6)
5.1     Opinion  of  Steven  M.  Bell,  Esq.(6)
10.1    Vicom  Lease  with  Marbell  Realty  dated  June  20,  1996(1)
10.2    Employment  Agreement  with  Marvin  Frieman  dated  October 1, 1996(1)
10.3    Employment  Agreement  with  Steven  Bell  dated  October  1,  1996(1)
10.4    Employment  Agreement  with  James  Mandel  dated  August  14,  1998(1)
10.5    Vicom  Associate  Agreement  with  NEC America, Inc. dated June 1999(1)
10.6    Loan  Agreement  with  Wells  Fargo  dated  June  17,  1999(1)
10.7    Employment  Agreement  with  David  Ekman  dated  December  29, 1999(1)
10.8    Debenture Loan Agreement with Convergent Capital dated March 9, 2000(1)
10.9 Corporate Technologies, USA, Inc. lease with David Ekman dated January 19, 2000(1)
10.10   Amendment  dated  July  11,  2000  to  debenture  loan  agreement with
        Convergent  Capital  dated  March  9,  2000.(2)
10.11   Note  with  Pyramid  Trading,  L.P.  (4)
10.14   Employment  Agreement  of  Steven  M.  Bell  dated January, 1, 2002(5)
10.15   Employment  Agreement  of  James  Mandel  dated  January  1,  2002(5)
19.1    2000  Non-Employee  Director  Stock  Compensation  Plan  (3)
19.2    2000  Employee  Stock  Purchase  Plan  (3)
21.1    List  of  subsidiaries  of  the  registrant(1)
24.1 Power of Attorney (included on signature page of original registration statement)



(1) Previously filed as the same exhibit to the Registrant's Registration Statement on Form 10, as amended.

(2) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 11, 2000 and declared effective on August 18, 2000.

(3) Previously filed as the same exhibit to Registrant's Proxy Statement on Form 14A, filed on July 31, 2000.

(4) Previously filed as the same exhibit to the original Registration Statement on Form S-1 filed on August 15, 2001 and declared effective on August 20, 2001.

(5) Previously filed as the same exhibit to Registrant's Form 10-Q, filed May 15, 2002

(6)     Filed  herewith.

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